                               FACILITY AGREEMENT


From:    Joseph Vittoria

To:      Transmedia Europe Inc.



                                                             Dated 27 March 1997



Dear Sirs,

I write to confirm that I am prepared to grant loan facilities to Transmedia Europe Inc ("TMNE") on the following terms and conditions:-

1.       AMOUNT

         US$1,000,000 the principal amount to be made available or any amount from time to time outstanding being herein called the "Loan"

2.       AVAILABILITY

         In such tranches on any business day or days during the term described in paragraph 5 below as may be chosen by TMNE such day in relation to each tranche being herein the "Drawdown Date".

3.       PURPOSE

         To satisfy part of the consideration to acquire the entire issued share capital of Countdown Holdings Limited and to provide working capital.

4.       RATE OF INTEREST

         12% per annum (gross of any withholding tax which may be payable) such interest to be calculated pro rata in respect of each tranche from the relevant Drawdown Date. Such interest shall accrue daily and be due and payable upon repayment of the Loan.

5.       TERM/REPAYMENT

         The Loan shall be repaid together with the accrued interest thereon upon the expiry of the term that is to say 27th September 1997.

6.       EARLY REPAYMENT

         Early repayment may be made of the whole or any part of the Loan at any time.

7.       REPAYMENT ON DEFAULT

         The whole of the Loan with accrued interest thereon will become immediately due and payable upon the occurrence of any of the following (and you will promptly notify me in writing of the occurrence thereof):-

         (a) TMNE fails duly to perform or observe any obligation contained in this letter;

         (b) an order is made or effective resolution is passed for the dissolution or winding-up of TMNE or any other resolution is passed or order made having like effect in the jurisdiction in which it is passed or made;

         (c) TMNE is insolvent or calls a meeting of its creditors or makes any arrangement or composition with its creditors or does or suffers anything having like effect in any jurisdiction to which it is from time to time subject;

         (d) a receiver or trustee is appointed over the whole or any of the assets of TMNE any person is appointed to manage the affairs of TMNE or receive or dispose of its assets pursuant to any security issued or entered into by TMNE or to an order of a court of competent jurisdiction;

         (e) TMNE ceases to carry on any substantial part of its business or ceases to be entitled so to carry it on or disposes of any part of its business or assets (otherwise than in the normal course of its business);

         (f) any execution or distress or distraint is levied against TMNE or the whole or any of its assets which remains undischarged for 14 days or if any assets of TMNE are seized or fall to be disposed of pursuant to an order of a court of competent jurisdiction provided that notwithstanding the foregoing the proposed merger of TMNE and Transmedia Asia Pacific Inc. and any consequential hive-down of assets shall not constitute an event of default.

8.  WARRANTIES

    You represent and warrant on the date of your acceptance of this letter and on the date of the actual or proposed utilisation under this facility that:-

    (a) you are duly established and have full power to own your assets and carry on your business;

    (b) No Event of Default or Potential Event of Default has occurred and remains unremedied;

    (c) your execution of the acceptance of this letter and/or of any other document referred to herein has been validly authorised and the obligations expressed as being assumed by you hereunder constitute valid legal and binding obligations enforceable against you in accordance with their terms.

9.  GOVERNING LAW

    The terms of this facility letter and the rights and obligations arising hereunder or otherwise relating to the Loan or to any security for the Loan shall be governed in all respects by English Law and the parties submit to the jurisdiction of the English Courts.

If the foregoing terms and conditions are acceptable, then kindly arrange for one copy of this letter to be signed and returned to me.

Yours faithfully,


/s/ J Vittoria

J VITTORIA



We accept the terms of the facility letter of which this is a duplicate copy.


Dated        3 April 1997

Signed       Paul Harrison

             Director duly authorised
             for and on behalf of
             TRANSMEDIA EUROPE INC